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                                                             NZ 165/95
                                                             N 167/95

        Articles of Incorporation of Limited Liability Company Foundation

                                   COUNTERPART
                                 NOTARIAL RECORD

written by the notary's office of Most before me, JUDr. Cenek Fuksa, notary with his office in Most, Budovatelu 1987/4, at the same place, i.e. in the registered office of Severoceske teplarny, a. s. Most, Jaroslava Seiferta 2179 in the conference room of the General Manager Office the fourteenth August nineteen hundred and ninety-five (14th August 1995).-------------------------------------

Present are the participants who have declared that they are fully competent to undertake all legal acts, who are authorized to sign documents on behalf of the Company according to the certificate of incorporation and whose identity was proved by their valid official identity documents, namely: ---------------------

1. Josef Vanzura, his personal identification number: 43.06.08/102,  residing at
5. kvetna 1512, Jirkov, the General Manager of Severoceske teplarny, a.s., with its registered office at J. Seiferta 2179, Most, the Chairman of the Board of Directors of this stock corporation, the Company's identification number:
46708065;-----------------------------------------------------------------------

2. Pavel Sustacek, his personal identification number: 47.03.29/023, residing at Poteminova 1627/11, Teplice, a member of the Board of Directors of Severoceske teplarny, a.s. -----------------------------------------------------------------

On request of the Board of Directors of the above mentioned stock corporation, I came to the registered office thereof to testify the course of deliberations of an ordinary Board of Directors meeting of the stock corporation Severoeske teplarny, a.s. with its registered office at J. Seiferta 2179, Most, so that the said Board of Directors shall make the following attestation in this notarial record:-------------------------------------------------------------------------

      -- attestation regarding a limited liability company incorporation --

                                       I.
         Severoceske teplarny, a.s., with its registered office at J. Seiferta 2179, Most, the Company's identification number: 46708065, is founding, as the sole partner, a limited liability company (hereinafter called "the Company") in accordance with the terms and conditions set forth by these Articles of Incorporation.------------------------------------------------------------------

                                       II.
The business name of the Company is:
                        Energoservis Liberec, s.r.o.

                                      III.

The Company's identification number shall be assigned by the Court.




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                                       IV.

The Company's registered office is at Dr. M. Horakove 58, Liberec.

                                       V.

The Company's scope of business is as follows:

         -    locksmith's trade,
         -    thermal and noise insulation,
         -    tinsmith's trade,
         -    plumbery, inclusive of heating mechanics,
         -    metalworker's trade,
         -    scaffolding,
         -    painting and coating,
         -    trading  -  purchase  of  goods  to be sold  and  sale of  goods,
         -    constructing and assembling,
         -    repairs of single-purpose equipment.

                                      VI.

The Company's registered capital amounts to 100.000 CZK (in words: one hundred thousand Czech crowns). ------------------------------------------------


                                      VII.

The Company's total registered capital mentioned in Section VI, shall be paid up by the founder by the day of filing the petition to incorporate the Company in the Commercial Register. The registered capital shall be paid in its full amount to the account, established for this purpose at Komercni banka Liberec, and it shall be administered by the executive, Mr. Jiri Samler, until the Company is incorporated.------------------------------------------------------------------

                                     VIII.

The first and sole executive of the Company and its proxy according to the Commercial Code shall be Mr. Jiri SAMLER, his personal identification number:
44.04.21/055, residing at Aloisina vysina 436, Liberec 5. Mr. Jiri Samler himself shall, thus, act and sign documents on behalf of the Company, i.e. he shall add his signature to the Company's printed or written name.
--------------------------------------------------------------------------------

Severoceske teplarny, a.s., with its registered office in Most, assign the procuracy office, and thus appoint Mr. Zdenek Kozesnk, his personal identification number: 53.02.26/106, residing at U Libeny 605, Liberec, agent by proxy of the incorporated Company. The agent by proxy puts his name to documents in the following manner: he adds the addendum indicating the procuracy and his signature to the Company's business name. --------------------------------------

                                      IX.

Severoceske teplarny, a.s., as the sole partner, shall perform the activities of the General Meeting.----------------------------------------------




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                                       X.

The Company's legal relations are governed by provisions of the Commercial Code, while the executive and the agent by proxy are not entitled to perform the following tasks and provisions without the General Meeting's consent: ----------

a) purchase,  sale,  rent or encumberance of any real estate of the  Company,
b) undertaking  of  gurrantor's  obligations,
c) undertaking of other people's obligations in any form
d) undertaking or granting of loans or credits. --------------------------------

                                       XI.

The Company shall create a reserve fund in accordance with Section 124 of the Commercial Code.----------------------------------------------------------------

                                      XII.
The Company has been founded for an indefinite period of time. -----------------

                                      XIII.

These Articles of Incorporation allow for a division of the ownership interest when other persons become the Company's partners provided any natural person or legal entity succeeds in securing a substantial market share for this Company. Then the founder shall agree that such entity may receive a share in the Company's registered capital for a nominal value. -----------------------------

This notarial deed was written about this matter, read and approved by the participants who put their names hereto. ---------------------------------------



Mr. Josef Vanzura, in his own hand

----------------------------------     -----------------------------


Mr. Pavel Sustacek, in his own hand
----------------------------------      ----------------------------


----------------------------------      ----------------------------


                                   JUDr.  Cenek Fuksa, in his own hand
                                   -----------------------------------


I confirm that the counterpart of this notarial record that I am giving to Mr. Josef Vanzura, Chairman of the Board of Directors of Severoceske teplarny, a.s., with its registered office at J. Seiferta 2179, Most, the Company's registration number: 46708065, residing at 5. kvetna 1512, Jirkov, today, corresponds with the original marked NZ 16/96, word for word. ----------------------------------



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JUDr.  Cenek Fuksa,  notary in Most, the fourteenth  August nineteen hundred and ninety-five (14th August 1995). -----------------------------------------------

                                        Round seal: JUDr.  CENEK FUKSA
                                                    NOTARY IN MOST

                                                    Signed: Cenek Fuksa
                                                            Notary


                                        Two round seals: JUDr.  CENEK FUKSA
                                                         NOTARY IN MOST